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EXHIBIT 10.10

INDEMNIFICATION AGREEMENT

        INDEMNIFICATION AGREEMENT, dated as of March 27, 1996 (the "Agreement"), among Riverwood Holding, Inc., a Delaware corporation ("Holding"), RIC Holding, Inc., a Delaware corporation and wholly-owned subsidiary of Holding ("RIC HOLDING), Riverwood International Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Holding ("RIC"), Riverwood International USA, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Holding (the "COMPANY"), Clayton, Dubilier & Rice, Inc., a Delaware corporation ("CD&R"), and Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership (together with any other investment vehicle managed by CD&R, the "CD&R FUND"). Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

W I T N E S S E T H:

        WHEREAS, the CD&R Fund is managed by CD&R, and the general partner of the CD&R Fund is Clayton, Dubilier & Rice Associates V Limited Partnership, a Cayman Islands exempted limited partnership (together with any general partner of any other investment vehicle managed by CD&R, "CD&R ASSOCIATES"), and the general partner of CD&R Associates is CD&R Investment Associates, Inc., a Delaware corporation (together with any other general partner of CD&R Associates, "ASSOCIATES INC.");

        WHEREAS, CD&R organized Holding, RIC Holding and CDRO Acquisition Corporation, a Delaware corporation ("ACQUISITION CORP.") and their Subsidiaries, to effect the acquisition of RIC and performed financial, management advisory and other services for each of Holding, RIC Holding, Acquisition Corp. and their Subsidiaries in connection therewith, including but not limited to in connection with the preparation, negotiation, execution and delivery of the Agreement and Plan of Merger, dated as of October 25, 1995 (the "MERGER AGREEMENT"), among RIC Holding, Acquisition Corp. and RIC, the Voting and Indemnification Agreement, dated as of October 25, 1995 (the "VOTING AGREEMENT"), by and among Manville Corporation, a Delaware corporation ("MANVILLE"), RIC Holding and Acquisition Corp. and the Tax Matters Agreement, dated as of October 25, 1995 (the "TAX MATTERS AGREEMENT"), by and among Manville, RIC, RIC Holding and Acquisition Corp.;

        WHEREAS, concurrently with the execution and delivery of this Agreement, each of Holding, RIC Holding, RIC and the Company is entering into a Consulting Agreement, dated as of the date hereof (the "CONSULTING AGREEMENT"), among Holding, RIC Holding, RIC, the Company and CD&R;

        WHEREAS, pursuant to the Merger Agreement, Acquisition Corp. has merged with and into RIC (the "MERGER") on the date hereof, and RIC, as the surviving corporation in the Merger, thereupon succeeded to all of the rights and obligations of Acquisition Corp. and became a wholly owned subsidiary of Holding;

        WHEREAS, on the day following the date hereof, RIC will transfer (the "ASSET TRANSFER") substantially all of its assets (other than shares of stock of the Company) to the Company, and RIC will merge with and into RIC Holding (the "SUBSEQUENT MERGER"), and RIC Holding, as the surviving corporation in the Subsequent Merger, will thereupon succeed to all of the rights and obligations of RIC hereunder and under the Consulting Agreement;

        WHEREAS, in connection with the solicitation by Manville and RIC of proxies of their respective stockholders to vote in favor of the Merger (the "PROXY SOLICITATION"), (A) Manville and RIC each prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a proxy statement on Schedule 14A (the "PROXY STATEMENTS") and (B) RIC, RIC Holding and Acquisition Corp. prepared and filed with the Commission a Transaction Statement on Schedule 13E-3 (the "13E-3");

        WHEREAS, for the purpose of financing the Merger and related transactions, Holding issued and sold an aggregate of 7,000,000 shares of its Class A Common Stock, par value $.01 per share (the "CLASS A COMMON STOCK"), and an aggregate of 500,000 shares of its Class B Common Stock, par value $.01 per share (the "CLASS B COMMON STOCK," and together with the Class A Common Stock, the "COMMON STOCK"), to a group of equity investors (the "INVESTORS") pursuant to investor stock subscription agreements, dated as of March 15, 1996, between Holding and each such Investor (the "EQUITY OFFERING");

        WHEREAS, in order further to finance the Merger and related transactions, RIC Holding offered and sold in a registered underwritten offering (the "NOTE OFFERING") to the public $250,000,000 aggregate principal amount of Senior Notes due 2006 (the "SENIOR NOTES") and $400,000,000 aggregate principal amount of Senior Subordinated Notes due 2008 (the "SENIOR SUBORDINATED NOTES" and, together with the Senior Notes, the "NOTES");

        WHEREAS, in order further to finance the Merger and related transactions (the "SENIOR SECURED FINANCING") (A) RIC Holding entered into the Credit Agreement, dated as of March 21, 1996 (the "CREDIT AGREEMENT"), among RIC Holding (the rights and obligations of which thereunder are to be assumed by the Company), the lenders named therein and Chemical Bank as administrative agent, providing for a maximum aggregate principal amount of up to $1,550 million, and guaranteed by Holding, Acquisition Corp. and, effective upon the Merger and until the Assumption (as defined below), RIC, and (B) the Machinery Credit Agreement, dated as of March 21, 1996 (the "MACHINERY CREDIT AGREEMENT"), among Riverwood International Machinery, Inc. ("RIMI"), the lenders named therein, Chemical Bank as administrative agent and Bank of America NT&SA as documentation agent, providing for a maximum aggregate principal amount of up to $140 million;

        WHEREAS, in connection with the Merger, RIC has offered to purchase (the "TENDER OFFERS") all of its outstanding 10 3/4% Senior Notes due June 15, 2000; 10 3/4% Senior Notes II due June 15, 2000; 11 1/4% Senior Subordinated Notes due June 15, 2002; 11 1/4% Senior Subordinated Notes II due June 15, 2002; and 10 3/8% Senior Subordinated Notes due June 30, 2004 (collectively, the "OUTSTANDING NOTES"), and made related consent solicitations (the "CONSENT SOLICITATIONS") to eliminate substantially all of the restrictive covenants relating to the Outstanding Notes;

        WHEREAS, the CD&R Fund has purchased Common Stock of Holding pursuant to the Equity Offering, becoming one of the two largest stockholders of Holding;

        WHEREAS, at the closing of the Senior Secured Financing, RIC Holding and RIMI made certain borrowings pursuant to the Credit Agreement and the Machinery Credit Agreement, respectively, and such borrowings were guaranteed by Holding, Acquisition Corp., and effective upon the Merger, RIC;

        WHEREAS, at the closing of the Note Offering, RIC Holding issued the Notes and Acquisition Corp. and Holding and effective upon the Merger, RIC, guaranteed the Notes;

        WHEREAS, shortly following the Subsequent Merger, the Company, through one of its Subsidiaries, may offer and sell in an underwritten registered offering to the public (the "TIMBER NOTE OFFERING") not more than approximately $300 million of Timber Collateralized Notes due 2017 (the "TIMBER NOTES");

        WHEREAS, following the Subsequent Merger, (I) the Company will assume (the "ASSUMPTION"), pursuant to several assumption agreements all of RIC's rights and obligations under the Notes and the Senior Secured Financing, including the right to make borrowings and to obtain letters of credit, and will be released of its guarantees of the Notes and the Senior Secured Financing, and (II) RIC Holding will guarantee the assumed Notes in exchange for being released from its primary obligations under the Notes and its outstanding obligations under the Senior Secured

Financing in exchange for being released from its primary obligations under the Senior Secured Financing;

        WHEREAS, shortly following the Merger, (I) Holding intends to issue and sell (A) not more than 201,000 shares of Class A Common Stock to certain executive officers and other key employees of the Company (the "MANAGEMENT INVESTORS"), and (B) not more than 60,000 shares of Class A Common Stock to certain directors of Holding and the Company and certain directors and senior executives of companies in which entities managed by CD&R have made substantial equity investments and other person with whom CD&R has consulting or advisory relationships, and (II) Holding will grant options to purchase not more than 497,000 shares of Class A Common Stock to the Management Investors (such transactions collectively, the "SUBSEQUENT EQUITY OFFERING");

        WHEREAS, Holding, RIC Holding, the Company or one or more of their respective Subsidiaries from time to time in the future (A) may offer and sell or cause to be offered and sold equity or debt securities (such offerings, being hereinafter referred to as the "SUBSEQUENT OFFERINGS"), including without limitation (I) offerings of shares of common stock of Holding, and/or options to purchase such shares to employees, directors, managers and consultants of and to Holding, RIC Holding, the Company or any Subsidiary (a "MANAGEMENT OFFERING"), and (II) one or more offerings of debt securities for the purpose of refinancing any indebtedness of Holding, RIC Holding, the Company or any Subsidiary or for other corporate purposes, and (b) may repurchase, redeem or otherwise acquire certain securities of Holding or one or more of its Subsidiaries (any such repurchase or redemption being referred to herein as a "REDEMPTION");

        WHEREAS, the parties hereto recognize the possibility that claims might be made against and liabilities incurred by CD&R, the CD&R Fund, CD&R Associates, Associates Inc. or related persons or affiliates under applicable securities laws or otherwise in connection with the Transactions or the Securities Offerings, or relating to other actions or omissions of or by Holding, RIC Holding, Acquisition Corp., RIC or the Company or their respective Subsidiaries, or relating to the provision by CD&R of management consulting, monitoring and financial advisory services to Holding, RIC Holding, Acquisition Corp., RIC, the Company and their respective Subsidiaries, and the parties hereto accordingly wish to provide for CD&R, the CD&R Fund, CD&R Associates, Associates Inc. and related persons and affiliates to be indemnified in respect of any such claims and liabilities; and

        WHEREAS, the parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of Holding, RIC Holding, Acquisition Corp., RIC, the Company and any Subsidiary in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities;

        NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

        1.    Definitions.

        (a)  "Claim" means, with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by Holding, RIC Holding, RIC or the Company under this Agreement.

        (b)  "Consulting Agreement" means the Consulting Agreement, dated as of the date hereof, among Holding, RIC Holding, RIC, the Company and CD&R, as the same may be amended, waived, modified or supplemented from time to time.

        (c)  "Financing" means the Equity Offering, the Senior Secured Financing, the Note Offering and the Timber Note Offering.

        (d)  "Indemnitee" means each of CD&R, the CD&R Fund, CD&R Associates, Associates Inc., their respective successors and assigns, and their respective directors, officers, partners, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act of

1933, as amended (the "Securities Act")) and each other person who is or becomes a director or an officer of Holding, RIC Holding, RIC, the Company or any Subsidiary.

        (e)  "Obligations" means, collectively, any and all claims, obligations, liabilities, causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

        (f)    "Related Document" means any agreement, certificate, instrument or other document to which Holding, RIC Holding, Acquisition Corp., RIC, the Company or any Subsidiary may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Securities Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended, modified, waived or supplemented from time to time, (A) any registration statement filed by or on behalf of Holding, RIC Holding, Acquisition Corp., RIC, the Company or any Subsidiary with the Commission in connection with any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (B) any prospectus, preliminary or otherwise, included in such registration statements or otherwise filed by or on behalf of Holding, RIC Holding, Acquisition Corp., RIC, the Company or any Subsidiary in connection with any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (C) any private placement or offering memorandum or circular, or other information or materials distributed by or on behalf of Holding, RIC Holding, Acquisition Corp., RIC, the Company or any Subsidiary or any placement agent or underwriter in connection with any Securities Offering, (D) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offering, the Transactions or any of the transactions contemplated thereby, (E) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by Holding, RIC Holding, Acquisition Corp., RIC, the Company or any Subsidiary in connection with any Securities Offering, (F) any purchase, repurchase, redemption or other agreement entered into by Holding, RIC Holding, Acquisition Corp., RIC, the Company or any Subsidiary in connection with any Redemption, (G) any quarterly, annual or current reports filed by Holding, RIC Holding, RIC or the Company with the Commission or (H) any proxy statements or transaction statements, including the Proxy Statements and the Schedule 13E-3, filed by or on behalf of RIC, RIC Holding or Acquisition Corp. with the Commission in connection with the Merger, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission in connection therewith.

        (g)  "Securities Offerings" means the Equity Offering, the Note Offering, the Subsequent Equity Offerings, the Timber Note Offering, any Redemption, any Management Offering and any Subsequent Offering.

        (h)  "Subsidiary" means each corporation or other person or entity in which Holding, RIC Holding, RIC or the Company owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

        (i)    "Transactions" means the Merger, the Subsequent Merger, the Equity Offering, the Proxy Solicitation, the Note Offering, the Senior Secured Financing, the Tender Offers, the Consent Solicitations, the Asset Transfer, the Assumption and the Timber Note Offering.

        2.    Indemnification.

        (a)  Each of Holding, RIC Holding, RIC and the Company (each an "Indemnifying Party and collectively, the "Indemnifying Parties"), jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

  (i)
  from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any other applicable securities or other laws, in connection with any Securities Offering, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act of Holding, RIC Holding, Acquisition Corp., RIC, the Company or any Subsidiary or any of their predecessors, whether such action or failure has occurred or is yet to occur or (C) except to the extent that any such Obligation is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of CD&R, the performance by CD&R of management consulting, monitoring, financial advisory or other services for Holding, RIC Holding, Acquisition Corp., RIC or the Company (whether performed prior to the date hereof, hereafter, pursuant to the Consulting Agreement or otherwise); and
  (ii)
  to the fullest extent permitted by Delaware law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of Holding, RIC Holding, Acquisition Corp., RIC, the Company or any Subsidiary, as the case may be, or is or was serving at the request of such corporation as a director, officer, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of Holding, RIC Holding, Acquisition Corp., RIC, the Company or any Subsidiary, as the case may be;

in each case including but not limited to any and all fees, costs and expenses (including without limitation fees and disbursements of attorneys) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement or the Consulting Agreement.

        (b)  Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (I) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (II) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (III) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, none of the Indemnifying Parties shall be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to Holding, RIC Holding, Acquisition Corp., RIC, or the Company as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

        3.    CONTRIBUTION.

        (a)  Except to the extent that Section 3(b) is applicable, if for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then each of the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (I) the relative fault of each of Holding, RIC Holding, Acquisition Corp., RIC, the Company and their Subsidiaries, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (II) if such Obligation results from, arises out of, is based upon or relates to any Securities Offering, the relative benefits received by each of Holding, RIC Holding, Acquisition Corp., RIC, the Company and their Subsidiaries, on the one hand, and such Indemnitee, on the other, from such Securities Offering and (III) if required by applicable law, any other relevant equitable considerations.

        (b)  If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (I) the relative fault of each of Holding, RIC Holding, Acquisition Corp., RIC, the Company and their Subsidiaries, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (II) the relative benefits received by Holding, RIC Holding, Acquisition Corp., RIC, the Company and their Subsidiaries, on the one hand, and such Indemnitee, on the other, from such Securities Offering and (III) if required by applicable law, any other relevant equitable considerations.

        (c)  For purposes of Section 3(a), the relative fault of each of Holding, RIC Holding, Acquisition Corp., RIC, the Company and their Subsidiaries, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of each of Holding, RIC Holding, Acquisition Corp., RIC, the Company and their Subsidiaries, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, (I) whether the included or omitted information relates to information supplied by Holding, RIC Holding, Acquisition Corp., RIC, the Company and their Subsidiaries, on the one hand, or by such Indemnitee, on the other, and (II) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission. For purposes of Section 3(a) or 3(b), the relative benefits received by each of Holding, RIC Holding, Acquisition Corp., RIC, the Company and their Subsidiaries, on the one hand, and the Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to Holding, RIC Holding, Acquisition Corp., RIC, the Company and their Subsidiaries, on the one hand, and such Indemnitee, on the other, from such Securities Offering.

        (d)  The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. The Indemnifying Parties shall not be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances any Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

        4.    INDEMNIFICATION PROCEDURES.

        (a)  Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify any Indemnifying Party in writing of the Claim (the "NOTICE OF CLAIM") with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified CD&R thereof. The Notice of Claim shall specify all material facts known to CD&R (or if given by such Indemnitee, such Indemnitee) that may give rise to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if CD&R (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The failure of CD&R to give such Notice of Claim shall not relieve any Indemnifying Party of their respective indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to them and they are materially injured as a result of the failure to give such Notice of Claim. The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing satisfactory in all respects to CD&R. CD&R may participate in such defense with counsel of CD&R's choosing at the expense of the Indemnifying Parties. In the event that none of the Indemnifying Parties undertakes the defense of the Claim within a reasonable time after CD&R has given the Notice of Claim, CD&R may, at the expense of the Indemnifying Parties and after giving notice to any Indemnifying Party of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any Claim, the Indemnifying Parties shall not, except with the consent of CD&R, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the person or persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim. In each case, CD&R and each other Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as the Indemnifying Parties are conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of CD&R or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by CD&R or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

        (b)  The Indemnifying Parties hereby agree to advance costs and expenses, including attorney's fees, incurred by CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of such Claim upon receipt of an undertaking by or on behalf of CD&R or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that CD&R or such Indemnitee is not entitled to be indemnified by any Indemnifying Party as authorized by this Agreement.

        (c)  CD&R shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by CD&R (the "NOTICE OF PAYMENT"). The amount of any Claim actually paid by CD&R shall bear simple interest at the rate equal to Chemical Bank's prime rate as of the date of such payment plus 2% per annum, from the date any Indemnifying Party receives the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to CD&R.

        5.    CERTAIN COVENANTS.    Holding agrees to cause each of RIC Holding , RIC, and the Company to perform its obligations under this Agreement. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of each Indemnitee and the obligations of Holding, RIC Holding, RIC, and the Company hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Each of the Indemnifying Parties shall maintain the State of Delaware as its state of incorporation and shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by Delaware corporate law, including without limitation a provision of its certificate of incorporation eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by Section 102(b)(7) (or any successor section thereto) of the General Corporation Law of the State of Delaware, as it may be amended from time to time.

        6.    NOTICES.    All notices and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid and return receipt requested), telecopier, overnight courier or hand delivery, as follows:

(a)
if to Holding or RIC Holding to:

    Riverwood Holding, Inc.
    RIC Holding, Inc.
    c/o The Corporation Trust Company
    Corporation Trust Center
    1209 Orange Street
    Wilmington, Delaware 19801
    Telephone: (302) 658-7581
    Facsimile: (302) 655-5049

    ATTENTION: General Counsel

(b)
if to RIC or the Company, to:

    Riverwood International Corporation
    Riverwood International USA, Inc.
    3350 Cumberland Circle
    Suite 1400
    Atlanta, GA 30339
    Telephone: (770) 644-3000
    Facsimile: (770) 644-2929

    ATTENTION: General Counsel

(c)
if to CD&R, to:

    Clayton, Dubilier & Rice, Inc.
    375 Park Avenue
    18th Floor
    New York, New York 10152
    Telephone: (212) 407-5200
    Facsimile: (212) 407-5272

    ATTENTION: Kevin J. Conway

(d)
if to the CD&R Fund, to:

    Clayton, Dubilier & Rice
    Fund V Limited Partnership
    Foulkstone Plaza, Suite 102
    1403 Foulk Road
    Wilmington, Delaware
    Telephone:
    Facsimile:

    ATTENTION: Joseph L. Rice, III

or to such other address or such other person as Holding, RIC Holding, RIC, the Company, CD&R or the CD&R Fund, as the case may be, shall have designated by notice to the other parties hereto. All communications hereunder shall be effective upon receipt by the party to which they are addressed. A copy of any notice or other communication given under this Agreement shall also be given to:

    Debevoise & Plimpton
    875 Third Avenue
    New York, New York 10022
    Telephone: (212) 909-6000
    Facsimile: (212) 909-6836

    ATTENTION: Franci J. Blassberg, Esq.

        7.    Governing Law.    This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies, in which case such law shall apply.

        8.    Severability.    If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

        9.    Miscellaneous.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by Holding, RIC Holding, RIC, or the Company without the prior written consent of CD&R and the CD&R Fund. This Agreement is not intended to confer any right or remedy hereunder upon any person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or other Indemnitee may otherwise have at law or in equity or otherwise. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

RIVERWOOD HOLDING, INC.
By:	/s/ KEVIN J. CONWAY Name: Kevin J. Conway Title: Vice President
RIC HOLDING, INC.

By:	/s/ KEVIN J. CONWAY Name: Kevin J. Conway Title: Vice President
RIVERWOOD INTERNATIONAL CORPORATION
By:	/s/ KEVIN J. CONWAY Name: Kevin J. Conway Title: Vice President
RIVERWOOD INTERNATIONAL USA, INC.
By:	/s/ KEVIN J. CONWAY Name: Kevin J. Conway Title: Vice President
CLAYTON, DUBILIER & RICE, INC.
By:	/s/ JOSEPH L. RICE, III Name: Joseph L. Rice, III Title: Co-President
CLAYTON, DUBILIER & RICE FUND V LIMITED PARTNERSHIP
By:	CD&R Associates V Limited Partnership, the General Partner
By:	CD&R Investment Associates, Inc., the general partner
By:	/s/ JOSEPH L. RICE, III Name: Joseph L. Rice, III Title: President

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